UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

JFB CONSTRUCTION HOLDINGS

(Exact name of registrant as specified in its charter)

Nevada	001-42538	99-2549040
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

(Address of principal executive offices, including zip code)

561-582-9840

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	JFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2025, JFB Construction Holdings (the “Company”) entered into a contract (the “Construction Contract”) with Building Tomorrow’s Schools DeSoto, LLC (“Building Tomorrow’s Schools”) pursuant to which the Company will act as a contractor for the first phase of construction  of a public high school in DeSoto County, Florida (the “Project”). The total value of the Construction Contract is approximately $18 million.

Pursuant to the Construction Contract, the Company will be paid progress payments on a monthly basis upon the submission of an application for payment. The schedule of work set forth in the Construction Contract is expected to be substantially completed by May 2026 . Building Tomorrow’s Schools may terminate the Construction Contract for convenience, at which time Building Tomorrow’s Schools will pay the Company for the work performed to date, including overhead and profit; all demobilization costs and costs incurred resulting from termination, but not the overhead or profit on work not performed; reasonable attorneys’ fees and costs related to termination.

In connection with the Project, on October 10, 2025, the Company entered into a subcontractor agreement (the “Subcontract”) with Rodberg Constructions, Inc. (the “Subcontractor”) pursuant to which, the Subcontractor will furnish all labor, materials, equipment, tools, scaffolding, hoisting, supervision, licenses and permits, clean-up, haul off of debris, and all other services necessary to timely and fully complete the Project. As consideration, the Company will pay the Subcontractor a total amount of $17,789,590, payable on a monthly basis in an amount equal to 95% of the value or that which is allowed by the Construction Contract or the State of Florida, computed on the basis of the quantity of the work performed, less the aggregate of previous payments. The Subcontract may be terminated upon the non-curable default of the Subcontractor, as per the terms set forth in the Subcontract. Upon termination, the Subcontractor shall not be entitled to receive any further payment until the work is wholly finished, at which time, if the unpaid balance of the amount to be paid under the Subcontract exceeds the expense incurred by the Company, the Company will pay the excess to the Subcontractor.

The foregoing description of the Construction Contract and Subcontract do not purport to be a complete statement of the parties’ rights and obligations and is qualified in its entirety by reference to the full text of the Construction Contract and Subcontract, which are expected to be filed as exhibits to the Company’s next periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01 Other Events.

On October 15, 2025, the Company issued a press release announcing Company’s involvement in the Project. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JFB CONSTRUCTION HOLDINGS

Date: October 17, 2025	By:	/s/ Joseph F. Basile, III
Joseph F. Basile, III
Chief Executive Officer